SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2008

GRILL CONCEPTS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Canoga Avenue, Suite 1700 Woodland Hills, California 91367
(Address of Principal Executive Offices)(Zip Code)

818-251-7000
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of Grill Concepts, Inc. (the "Company") has begun exploring strategic alternatives available to the Company and, in connection therewith, has retained Morgan Joseph & Co. as its financial advisor. The strategic alternatives to be evaluated may include, but are not limited to, raising additional equity or debt capital, sale of certain assets, recapitalization or merger of the Company with another entity.

Forward-Looking Statements

This Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the ultimate nature or execution of any strategic alternative and expectations regarding the Company's ongoing business plan; as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties arising from the current macro-economic environment that may impede, delay or prevent the execution of a suitable strategic alternative, as well as other risks and uncertainties set forth in our periodic reports filed with the Securities and Exchange Commission. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: October 22, 2008

By: __/s/ Wayne Lipschitz____________________

Wayne Lipschitz

Chief Financial Officer